               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA EDGAR ON
                                                               NOVEMBER 24, 1999
                                                      REGISTRATION NO. 333-90841


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                MUSTANG.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           California                         7371                        77-0204718
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                               6200 Lake Ming Road
                          Bakersfield, California 93306
                                 (661) 873-2500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                 JAMES A. HARRER
                      President and Chief Executive Officer
                                Mustang.com, Inc.
                               6200 Lake Ming Road
                          Bakersfield, California 93306
                          (661) 873-2500 Extension 1000
                              (661) 873-2457 (Fax)
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                              Mark A. Klein, Esq.
                              Freshman, Marantz,
                              Orlanski,
                              Cooper & Klein
                              9100 Wilshire Boulevard,
                              8-East
                              Beverly Hills, CA
                              90212-3480
                              Telephone: (310) 273-1870
                              Facsimile: (310) 274-8357

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                   Proposed
                                                                    Proposed       Maximum
                                                                    Maximum        Aggregate        Amount of
        Title of Each Class of                     Amount to Be    Price per       Offering       Registration
     Securities to Be Registered                  Registered (1)    Unit (2)       Price (2)          Fee
----------------------------------------------------------------------------------------------------------------
Common stock, no par value per share (3)              765,908      $  6.71875      $5,145,944      $    1,430
----------------------------------------------------------------------------------------------------------------
Common stock, no par value per share (4)(5)            57,443      $  7.31250      $  420,052             117
----------------------------------------------------------------------------------------------------------------
Common stock, no par value per share (5)(6)           617,513      $  8.77500      $5,418,677           1,505

                                                     Total                                         $    3,052
================================================================================================================

(1) The shares of common stock being registered hereunder are being registered for resale by the selling shareholders named in the prospectus (the "selling shareholders") and consist of an aggregate of 765,908 shares of outstanding common stock the selling shareholders own outright and an aggregate of 674,956 shares issuable to the selling shareholders upon exercise of outstanding warrants.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average between the high and low prices on The Nasdaq SmallCap Market on November 8, 1999.

(3)  Consists of shares owned outright by the selling shareholders.

(4) Consists of shares issuable upon exercise of outstanding warrants at $7.3125 per share.

(5) Registrant is also registering for resale hereunder an indeterminate number of additional shares that may be issued to the selling shareholders pursuant to applicable anti-dilution provisions of the corresponding warrants.

(6) Consists of shares of common stock issuable upon exercise of outstanding warrants at $8.775 per share.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts, all of which are estimated except for the SEC filing fee and Nasdaq additional listing fee.

                                    Item                           Amount
                                    ----                          -------
                SEC registration fee                              $ 3,052
                Nasdaq Additional Listing Fee                       7,500
                Printing and engraving expenses                     8,000
                Legal fees and expenses                            15,000
                Accounting fees and expenses                        2,500
                Transfer Agent and registrar fees                   2,500
                Miscellaneous expenses                              1,448
                                                                  -------
                        Total                                     $40,000
                                                                  =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Mustang.com, Inc., (the "Company") require the Company to indemnify officers and directors of the Company to the fullest extent permissible under California law. Section 317 of the California General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

        The Company has enter into an agreement with the selling shareholders (specifically the agreement included as Exhibits 4.3 to this Registration Statement) under which such selling shareholders agree to indemnify and hold harmless each officer of Mustang who signed this Registration Statement, each director of Mustang and each person, if any, who controls Mustang within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 for any losses, claims, damages or liabilities to which any of them may become subject, to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement or omission in the Registration Statement or any prospectus forming a part thereof made in reliance upon and in conformity with written information furnished to Mustang by such selling shareholder specifically for use in the Registration Statement or prospectus

ITEM 16.  EXHIBITS


4.1     Form of Common Stock certificate (incorporated by reference to Exhibit
        4.1 of the Company's Registration Statement of Form SB-2 (file no.
        33-89900-LA)).

4.2*    Securities Purchase Agreement dated as of October 11, 1999 between the
        Company and the purchasers set forth on the execution pages thereof

4.3*    Registration Rights Agreement dated as of October 14, 1999 between the
        Company and the investors named therein.

4.4*    Form of Common Stock Purchase Warrant issued to the investors named in
        Exhibit 4.2.

4.5*    Form of Warrant #1 issued to the placement agent.

4.6*    Form of Warrant #2 issued to the placement agent.

5 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation

23.1*   Consent of Arthur Andersen LLP.

23.2 Consent of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation (contained in Exhibit 5)

24.1*   Power of Attorney



------------
* Previously filed.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on the 24th of November, 1999.


                                       MUSTANG.COM, INC.


                                       By: /s/ James A. Harrer
                                           -------------------------------------
                                           James A. Harrer, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Harrer and Donald M. Leonard, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                 TITLE                          DATE
             ---------                                 -----                          ----
     /s/ James A. Harrer             President and Chief Executive Officer
--------------------------------     and a Director                              November 24, 1999
         James A. Harrer             (Principal Executive Officer)


    /s/ Donald M. Leonard            Vice President Finance and Chief
--------------------------------     Financial Officer (Principal Financial      November 24, 1999
        Donald M. Leonard            and Accounting Officer)

    /s/ Stanley A. Hirschman*
--------------------------------     Chairman of the Board of Directors          November 24, 1999
        Stanley A. Hirschman

    /s/ Michael Noling*
--------------------------------     Director                                    November 24, 1999
        Michael Noling

    /s/ Phillip E. Pearce*
--------------------------------     Director                                    November 24, 1999
        Phillip E. Pearce

    /s/ Anthony Mazzarella*
--------------------------------     Director                                    November 24, 1999
        Anthony Mazzarella

*By /s/ Donald M. Leonard
--------------------------------
        Donald M. Leonard
        Attorney-in-fact

